Exhibit 99.2

Performance Report

Fourth Quarter

2003

FOURTH QUARTER EARNINGS REVIEW

Below is a summary of net income by business unit for 4Q’03 and 3Q’03. Detailed information regarding line of business results can be found in the section beginning on page 27.

	2003
(after-tax amounts in millions)	4Q	3Q
Personal Financial Services (see page 31)
Consumer Banking	$183	$184
Small Business	34	35
Credit Card	65	41

Total Personal Financial Services	$282	$260
Regional CFS & Investment Management (see pages 32 & 33)
Regional Commercial Financial Services	$71	$77
Investment Management	51	39

Total Regional CFS & Investment Management	$122	$116
National Commercial Financial Services (see page 34)	$233	$214

Total Core Businesses	$637	$590
International
Brazil (see page 40)	$16	$27
Argentina (see page 39)	4	2
Other International	15	20

Total International	$35	$49
Capital Markets
Principal Investing (see page 41)	$8	$29
Specialist/Execution and Clearing	10	15

	$18	$44
Treasury/Other (see note below)	$42	$(8)

Net Income	$732	$675

Note: In addition to results from Treasury operations, Treasury/Other includes transactions not allocated to the principal business lines and the residual impact of methodology allocations. The increase in Treasury/Other from 3Q is due, in part, to higher net interest income arising from significantly lower premium amortization related to mortgage refinancings, the absence of third quarter charges for corporate reserves, and a decline in credit costs. These improvements were partially offset by a decline in domestic securities gains, a 4Q adjustment to accrued incentive compensation reflecting a recent decision to pay 2003 awards 100% in cash, and increased litigation reserves.

FOURTH QUARTER EARNINGS REVIEW

Line of Business Rollforward

Description	EPS
Third Quarter 2003	$.64
Core domestic business improvement	.04

Subtotal - Fourth Quarter 2003	$.68
Treasury/Other (overall net increase of $.04):
Higher net interest income (mainly lower premium amortization on mortgage-related assets)	.04
Lower domestic securities gains in Treasury unit	(.03)
Expense items:
Absence of 3Q additions to general corporate expense reserves	.02
Adjustment to accrued incentive compensation (all being paid in cash rather than cash plus equity)	(.02)
Addition to Litigation Reserve in 4Q	(.03)
Lower credit loss provision due to:
Reduction in Credit Loss Reserve	.03
Lower net loan chargeoffs (excluding Argentina)	.01
Other items, net	.02

Total Treasury/Other	.04
Lower earnings from Principal Investing, Specialist/Execution & Clearing, and International units	(.03)
Higher average outstanding shares (related to higher dilution from in-the-money options & exercises)	(.01)

Fourth Quarter 2003	$.68

CONSOLIDATED

FINANCIAL

INFORMATION

FOURTH QUARTER HIGHLIGHTS

Key Financial Data

	2003		Change		2002	Change
Dollars in millions, except per share data	4Q	3Q			4Q
Net Income:
Earnings	$732	$675	8%		$261	180%
Earnings Per Share	.68	.64	6		.24	183
Return on Assets	1.49%	1.39%	10	bp	.55%	94	bp
Return on Common Equity	16.36	15.53	83		6.12	1,024
Other Data:
Revenue	$3,067	$2,934	5%		$2,874	7%
Expenses	1,723	1,611	7		1,665	3
Net Interest Margin	3.91%	3.68%	23	bp	3.90%	1	bp
Noninterest Income/Revenue	45	47	(200)		46	(100)
Nonperforming Assets (1)	$1,957	$2,340	(16)%		$3,459	(43)%
Net Charge-offs (2)	240	321	(25)		657	(63)
Reserve/Loans	2.38%	2.48%	(10	)bp	3.21%	(83	)bp

bp = basis points

1)	Nonperforming assets for Argentina were $1.0 billion in 4Q’03, $1.2 billion in 3Q’03, and $1.7 billion in 4Q’02.
2)	Total net chargeoffs in 4Q’03 included net loan losses of $250 million (including an overall net recovery of $1 million for Argentina) less a benefit recorded to other income of $10 million related to reducing prior period charges on airline credits. In 3Q’03, the entire $321 million of net chargeoffs (including $56 million for Argentina) represented net loan losses. Total net chargeoffs in 4Q’02 included net loan losses of $607 million (including $157 million for Argentina) and an additional $50 million, which is related to energy credits, charged against noninterest income.

Earnings Per Share - Line Item Rollforward

Description	EPS
Third Quarter 2003	$.64
Line Item Changes:
Higher net interest income (see analysis on page 14)	.07
Higher noninterest income (see analysis on pages 15-17)	.01
Lower credit loss provision due to:
Lower net chargeoffs (excluding Argentina)	.01
Reduction in Credit Loss Reserve in 4Q	.03
Higher noninterest expense due to (see analysis on page 18):
Addition to Litigation Reserve in 4Q	(.03)
Adjustment to accrued incentive compensation (all being paid in cash rather than cash plus equity)	(.02)
Other items, net	(.02)
Higher average outstanding shares (see analysis on page 11)	(.01)

Fourth Quarter 2003	$.68

Income Statement

	2003				2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q
Net Interest Income (FTE)	$1,674	$1,552	$1,598	$1,622	$1,563
Noninterest Income	1,393	1,382	1,179	1,138	1,311

Revenue (FTE)	3,067	2,934	2,777	2,760	2,874
Noninterest Expense	1,723	1,611	1,594	1,573	1,665

Income from Continuing Operations before
Provision and Income Taxes	1,344	1,323	1,183	1,187	1,209
Provision for Credit Losses	195	265	285	280	750
Income Taxes and tax-equivalent adj. from
Continuing Operations	417	383	327	330	162

Net Income from Continuing Operations	732	675	571	577	297
Net Income (Loss) from Discontinued
Operations (net of tax)	—	—	53	(10)	(36)

Net Income	$732	$675	$624	$567	$261

Other Financial Data

RATIOS and COMMON SHARE DATA
Net Income:
Return on Assets	1.49%	1.39%	1.27%	1.18%	.55%
Return on Common Equity	16.36	15.53	14.47	13.67	6.12
Efficiency Ratio	56.2	54.9	57.4	57.0	57.9
Diluted Earnings Per Share	$.68	$.64	$.59	$.54	$.24
Cash Dividends Declared	.35	.35	.35	.35	.35
Book Value	16.94	16.46	16.32	16.04	15.78
Balance Sheet Data:
Total Assets (period-end)	$200,235	$196,398	$197,128	$199,308	$190,453
Loans and Leases (period-end)	128,949	126,344	123,860	124,015	120,380

Consolidated Income Statements

	Three Months Ended			Year Ended
Dollars in millions, except per share data	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Net interest income (FTE)	$1,674	$1,552	$1,563	$6,447	$6,483
Noninterest income:
Investment services revenue	397	387	371	1,517	1,559
Banking fees and commissions	392	401	382	1,562	1,533
Capital markets-related revenue	251	286	119	665	462
Credit card revenue	167	151	263	628	785
Other	186	157	176	719	697

Noninterest income	1,393	1,382	1,311	5,091	5,036

Revenue	3,067	2,934	2,874	11,538	11,519

Noninterest expense:
Employee compensation and benefits	891	860	774	3,398	3,249
Occupancy	129	131	121	517	503
Equipment	107	107	117	446	478
Intangible asset amortization	20	19	28	79	93
Merger and Restructuring costs	—	—	83	—	101
Other	576	494	542	2,061	1,980

Noninterest expense	1,723	1,611	1,665	6,501	6,404

Income from continuing operations before provision and income taxes	1,344	1,323	1,209	5,037	5,115
Provision for credit losses	195	265	750	1,025	2,760
Income taxes and tax-equivalent adjustment from continuing operations	417	383	162	1,457	831

Net income from continuing operations	$732	$675	$297	$2,555	$1,524

Net income (loss) from discontinued operations (net of tax)	—	—	(36)	43	(336)

Net income	$732	$675	$261	$2,598	$1,188

Diluted earnings per share - continuing operations	$.68	$.64	$.28	$2.41	$1.44
Diluted earnings per share - net income	.68	.64	.24	2.45	1.12

Consolidated Balance Sheets - Period End

Dollars in millions	December 31, 2003	September 30, 2003	December 31, 2002
ASSETS:
Cash and equivalents	$14,143	$14,115	$13,992
Securities	31,370	30,844	30,425
Trading assets	3,928	4,151	4,486
Loans and leases	128,949	126,344	120,380
Reserve for credit losses	(3,074)	(3,128)	(3,864)
Due from brokers/dealers	5,437	4,953	4,331
Intangible assets	4,571	4,560	4,677
Other assets	14,911	14,559	16,026

Total assets	$200,235	$196,398	$190,453

LIABILITIES:
Deposits	$137,764	$132,515	$125,814
Short-term borrowings	11,178	14,342	11,310
Due to brokers/dealers	5,476	5,008	4,297
Long-term debt	17,557	16,350	20,581
Other liabilities	9,980	10,589	11,618

Total liabilities	181,955	178,804	173,620

STOCKHOLDERS’ EQUITY:
Preferred stock	271	271	271
Common stock	18,009	17,323	16,562

Total stockholders’ equity	18,280	17,594	16,833

Total liabilities and stockholders’ equity	$200,235	$196,398	$190,453

Net Interest Margin and Interest-Rate Spread: Quarter
Average for Three Months Ended
FTE Basis	December 31, 2003			September 30, 2003			December 31, 2002
Dollars in millions	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS:
Interest-bearing deposits	$2,790	$14	2.00%	$2,926	$16	2.10%	$3,117	$27	3.38%
Federal funds sold/Repos	2,653	64	9.64	2,316	64	10.89	4,879	77	6.29
Securities	29,935	325	4.35	31,920	296	3.71	27,946	324	4.64
Total loan and leases - Domestic	113,483	1,632	5.71	109,066	1,545	5.63	102,544	1,643	6.36
Total loan and leases - International	14,174	295	8.29	14,749	279	7.51	16,239	274	6.69
Due from broker/dealer	5,332	11	0.79	4,678	10	0.83	4,062	14	1.38
Other earning assets	1,648	16	3.64	1,818	15	3.46	1,540	6	1.59

Total interest-earning assets	170,015	$2,357	5.50%	167,473	$2,225	5.28%	160,327	$2,365	5.89%

Reserve for credit losses	(3,178)			(3,220)			(3,743)
Other assets	27,872			27,915			30,253

Total assets	$194,709			$192,168			$186,837

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits:
Savings - Domestic	$74,905	$167	0.88%	$73,580	$174	0.94%	$64,001	$209	1.29%
Time - Domestic	13,996	66	1.87	14,845	72	1.93	17,704	118	2.63
International	10,159	95	3.69	10,219	76	2.94	9,055	99	4.35

Total interest-bearing deposits	99,060	328	1.31	98,644	322	1.29	90,760	426	1.86

Short-term borrowings	11,884	96	3.21	13,342	103	3.07	12,841	90	2.78
Long-term debt	16,759	250	5.97	16,908	240	5.68	20,735	276	5.32
Due to broker/dealer	5,322	9	0.63	4,690	8	0.65	3,876	10	1.11

Total interest-bearing liabilities	$133,025	$683	2.04%	$133,584	$673	2.00%	$128,212	$802	2.49%

Net interest spread			3.46%			3.28%			3.40%

Demand and other noninterest-bearing time deposits	$34,152			$31,771			$30,708
Other liabilities	9,613			9,422			11,020

Total liabilities	176,790			174,777			169,940

Preferred Stock	271			271			271
Common Stock	17,648			17,120			16,626

Stockholders’ equity	17,919			17,391			16,897

Total liab. and stockholders’ equity	$194,709			$192,168			$186,837

Net interest margin			3.91%			3.68%			3.90%

Net Interest Margin and Interest-Rate Spread: Year-to-Date

Average for Year Ended

FTE Basis	December 31, 2003			December 31, 2002
Dollars in millions	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS:
Interest-bearing deposits	$2,880	$75	2.59%	$2,637	$112	4.26%
Federal funds sold/Repos	2,708	292	10.78	5,120	292	5.70
Securities	32,456	1,309	4.03	28,199	1,438	5.10
Total loan and leases - Domestic	109,391	6,379	5.83	101,448	6,728	6.63
Total loan and leases - International	14,995	1,102	7.35	18,484	1,465	7.93
Due from broker/dealer	5,090	52	1.01	3,937	58	1.46
Other earning assets	1,674	62	3.74	1,675	72	4.33

Total interest-earning assets	169,194	$9,271	5.48%	161,500	$10,165	6.29%

Reserve for credit losses	(3,401)			(3,778)
Other assets	28,764			32,144

Total assets	$194,557			$189,866

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits:
Savings - Domestic	$71,277	$704	0.99%	$62,342	$829	1.33%
Time - Domestic	15,171	319	2.10	19,772	609	3.08
International	10,096	360	3.57	9,814	634	6.46

Total interest-bearing deposits	96,544	1,383	1.43	91,928	2,072	2.25

Short-term borrowings	13,880	388	2.80	13,949	417	2.99
Long-term debt	18,305	1,010	5.52	22,658	1,147	5.06
Due to broker/dealer	5,095	43	0.84	3,896	46	1.18

Total interest-bearing liabilities	$133,824	$2,824	2.11%	$132,431	$3,682	2.78%

Net interest spread			3.37%			3.51%

Demand and other noninterest - bearing time deposits	$33,311			$28,560
Other liabilities	9,991			11,559

Total liabilities	177,126			172,550

Preferred Stock	271			271
Common Stock	17,160			17,045

Stockholders’ equity	17,431			17,316

Total liab. and stockholders’ equity	$194,557			$189,866

Net interest margin			3.81%			4.01%

QTD - EARNINGS PER SHARE (EPS)

Computation of equivalent shares and earnings per common share

	BASIC
	Three Months Ended
Dollars in millions, except per share data	12/31/03	09/30/03	12/31/02
Earnings per share:
Net income from continuing operations	$732	$675	$297
Less: Preferred stock dividends	(5)	(5)	(5)

Adjusted net income from continuing operations	727	670	292
Net loss from discontinued operations	—	—	(36)

Adjusted net income	$727	$670	$256

Weighted average shares outstanding (in millions)	1,052.6	1,048.1	1,046.1

Earnings per share - continuing operations	$.69	$.64	$.28
Earnings per share - net income	.69	.64	.24

	DILUTED
	Three Months Ended
	12/31/03	09/30/03	12/31/02
Equivalent shares (in millions):
Average shares outstanding	1,052.6	1,048.1	1,046.1
Additional shares due to:
Stock options and awards	11.8	4.6	1.2

Total equivalent shares	1,064.4	1,052.7	1,047.3
Earnings per share:
Net income from continuing operations	$732	$675	$297
Less: Preferred stock dividends	(5)	(5)	(5)

Adjusted net income from continuing operations	$727	$670	$292
Net loss from discontinued operations	—	—	(36)

Adjusted net income	$727	$670	$256

Total equivalent shares (in millions)	1,064.4	1,052.7	1,047.3

Earnings per share - continuing operations	$.68	$.64	$.28
Earnings per share - net income	.68	.64	.24

YTD - EARNINGS PER SHARE (EPS)

Computation of equivalent shares and earnings per common share

	BASIC
	Year Ended
Dollars in millions, except per share data	12/31/03	12/31/02
Earnings per share:
Net income from continuing operations	$2,555	$1,524
Less: Preferred stock dividends	(18)	(18)

Adjusted net income from continuing operations	$2,537	$1,506
Net income (loss) from discontinued operations	43	(336)

Adjusted net income	$2,580	$1,170

Weighted average shares outstanding (in millions)	1,048.7	1,045.3

Earnings per share - continuing operations	$2.42	$1.44
Earning per share - net income	2.46	1.12

	DILUTED
	Year Ended
	12/31/03	12/31/02
Equivalent shares (in millions):
Average shares outstanding	1,048.7	1,045.3
Additional shares due to:
Stock options and awards	5.4	3.4

Total equivalent shares	1,054.1	1,048.7
Earnings per share:
Net income from continuing operations	$2,555	$1,524
Less: Preferred stock dividends	(18)	(18)

Adjusted net income from continuing operations	$2,537	$1,506
Net income (loss) from discontinued operations	43	(336)

Adjusted net income	$2,580	$1,170

Total equivalent shares (in millions)	1,054.1	1,048.7

Earnings per share - continuing operations	$2.41	$1.44
Earning per share - net income	2.45	1.12

ANALYSIS OF

CONSOLIDATED

INCOME

STATEMENT

Net Interest Income

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Interest income	$2,342	$2,213	$2,322	$2,343	$2,352	$9,220	$10,102
Tax-equivalent adjustment	15	12	13	12	13	51	63
Interest expense	683	673	737	733	802	2,824	3,682

Net interest income	$1,674	$1,552	$1,598	$1,622	$1,563	$6,447	$6,483

Net Interest Margin	3.91%	3.68%	3.76%	3.89%	3.90%	3.81%	4.01%

Net interest income increased $122 million and net interest margin grew 23 basis points from the third quarter. A rollforward of net interest income/margin from 3Q’03 to 4Q’03 follows:

$ in millions	NII	Margin
Third Quarter 2003 Balances	$1,552	3.68%
Mortgage-related yield improvement (see note 1 below)	80.18
Improvement from credit card (see note 2 below)	34.05
Other, net (see note 3 below)	8.00

Fourth Quarter 2003 Balances	$1,674	3.91%

1)	Yields increased on mortgage-related securities and residential mortgages mainly due to a slowing of prepayments during the fourth quarter, which led to a decline in amortization of premiums.
2)	The improvement from credit card was driven by both higher volumes and wider spreads. The increase in volume was primarily due to the purchase of the Circuit City portfolio, which closed in the middle of November.
3)	The increase in net interest income in “other, net” is mainly due to a higher volume of home equity loans and mortgages, partially offset by declines in revenue from interest rate swaps and international operations, as well as from lower levels of securities and domestic commercial loans.

Noninterest Income

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Investment Services Revenue	$397	$387	$379	$354	$371	$1,517	$1,559
Banking Fees and Commissions	392	401	391	378	382	1,562	1,533
Capital Markets-Related Revenue (2)(3)	251	286	133	111	169	780	512
Credit Card Revenue	167	151	155	156	263	628	785
Other Income:
Mortgage Originations	12	22	20	12	13	67	70
Tax Processing	10	12	18	10	4	49	34
All Other (1)(3)	154	123	164	147	159	589	611

Subtotal	1,383	1,382	1,260	1,168	1,361	5,192	5,104
Gain from Sale of Investment in Argentine Pension Company (1)	—	—	64	—	—	64	—
Argentine Charges (2)	—	—	(115)	—	—	(115)	—
Credit-related Charges (3)	10	—	(30)	(30)	(50)	(50)	(68)

Total Noninterest Income	$1,393	$1,382	$1,179	$1,138	$1,311	$5,091	$5,036

Total noninterest income increased $11 million from the third quarter.

•	An analysis of capital markets-related revenue, investment services revenue and banking fees and commissions is contained on the following pages.

•	Credit card revenue increased $16 million from the third quarter mainly reflecting a seasonal increase in volumes and lower chargeoffs on the securitized portfolio (revenue growth from the mid-November purchase of receivables from Circuit City was primarily reflected in net interest income).

•	Revenue from mortgage originations declined $10 million reflecting a lower volume of business.

•	The “all other” component of Other income increased $31 million due, in part, to higher lease residual gains from sales of assets, gains associated with securitized commercial and consumer loans, and a favorable valuation adjustment related to assets held for accelerated disposition.

The following items related to prior periods have been broken out and shown as separate line items for the purpose of the above presentation:

(1)	A pre-tax gain of $64 million from the sale of an investment in an Argentine pension company which was recorded to Other Income in 2Q’03.

(2)	Total Argentine pre-tax charges of $115 million recorded to Capital Markets-Related Revenue in 2Q’03 including a $100 million charge for the estimated impact of ongoing court-ordered deposit redollarizations in Argentina and a $15 million charge for Argentine securities writedowns.

(3)	Credit-related charges related to airlines of $30 million in 2Q’03, $30 million in 1Q’03, and $18 million in 3Q’02 were recorded to Other Income. A partial reversal of these charges totaling $10 million was recorded in 4Q’03. A non-airline credit-related charge of $50 million in 4Q’02 was recorded to Capital Markets-Related Revenue.

Capital Markets-Related Revenue

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Market-Making	$19	$28	$23	$35	$60	$105	$271
Foreign Exchange (1)	37	37	23	(26)	(42)	71	59
Syndication/Agency Fees	62	49	42	33	26	186	138
Underwriting and Advisory Fees	13	15	18	18	11	63	50
Trading Profits and Commissions (2)	54	30	41	70	52	195	177
Securities Gains (3)	24	35	51	34	148	143	6
Private Equity Revenue	42	92	(65)	(53)	(86)	17	(189)

Total Capital Markets-Related Revenue	$251	$286	$133	$111	$169	$780	$512

Capital Markets revenue declined by $35 million from the third quarter:

•	Private equity revenue declined $50 million from last quarter reflecting lower gains from investment sales, partially offset by a decline in valuation writedowns. While private equity revenue declined from the prior quarter, it represented a substantial improvement from the fourth quarter of 2002 and the business unit was profitable for the second quarter in a row.

•	Securities gains declined $11 million as lower gains from sales of domestic securities were partially offset by higher gains from international, primarily related to the sale of Argentine bonds.

•	Market-making revenue declined $9 million as the Specialist business continued to be impacted by lower volumes and unfavorable market conditions.

•	Trading profits grew $24 million mainly due to valuation adjustments related to derivatives.

•	Syndication fees remained at a healthy level, up $13 million from the third quarter and more than double the level of the fourth quarter of last year.

(1)	Excludes $100 million charge in 2Q’03 for establishing a reserve related to the estimated impact of redollarization actions in Argentina on applicable deposits.
(2)	Excludes a $50 million credit-related charge recorded to trading profits and commissions in 4Q’02.
(3)	Excludes a $15 million charge for Argentine securities writedowns in 2Q’03.

Investment Services Revenue

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Investment Management Revenue	$286	$274	$259	$249	$256	$1,067	$1,092
Brokerage Fees and Commissions	111	113	120	105	115	450	467

Total Investment Services Revenue	$397	$387	$379	$354	$371	$1,517	$1,559

The $10 million increase in investment services revenue reflected an improvement in investment management revenue mainly due to increased inflows into mutual funds and improved stock market valuations during the quarter. Domestic assets under management were $160 billion at December 31, 2003 compared with $152 billion at September 30.

Banking Fees and Commissions

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Cash Management Fees	$114	$119	$114	$115	$108	$462	$460
Deposit Account Charges	110	109	107	102	103	427	414
Electronic Banking Fees	64	68	71	63	69	267	267
Other	104	105	99	98	102	406	392

Total Banking Fees & Commissions	$392	$401	$391	$378	$382	$1,562	$1,533

Banking fees and commissions declined $9 million from the third quarter but grew $10 million from the fourth quarter of last year. Cash management fees declined $5 million due, in part, to a fewer number of business days in the fourth quarter billing period. Electronic banking fees were down $4 million from the third quarter after absorbing a full quarter’s impact of reduced interchange fees related to the Visa/Master Card merchant litigation settlement that took effect on August 1.

NONINTEREST EXPENSE

Noninterest Expense

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Employee Compensation and Benefits	$891	$860	$822	$826	$774	$3,398	$3,249
Occupancy	129	131	129	129	121	517	503
Equipment	107	107	113	119	117	446	478
Intangible Asset Amortization	20	19	19	20	28	79	93
Merger and Restructuring Charges	—	—	—	—	83	—	101
Other	576	494	511	479	542	2,061	1,980

Total Noninterest Expense	$1,723	$1,611	$1,594	$1,573	$1,665	$6,501	$6,404

FTE Employees	47,441	47,696	48,319	49,567	50,266	47,441	50,266
Efficiency Ratio	56.2%	54.9%	57.4%	57.0%	57.9%	56.3%	55.6%

Noninterest Expense Rollforward (amounts in millions)

Description	Amount
Third Quarter 2003	$1,611
Increase to litigation reserves	50
Higher expenses in Latin America (see note 1)	42
Incentive compensation adjustments (see note 2)	36
Higher professional fees and marketing expenses	19
Other, net (mainly absence of 3Q charges to increase general corporate expense reserves)	(35)

Fourth Quarter 2003	$1,723

1.	The increase in Latin America was due to fourth quarter charges related to further downsizing of Argentine operations, the impact of mandatory wage increases in Brazil and the strengthening of some local currencies against the dollar. The Argentine business earned $4 million in the fourth quarter as the increase in expenses was mostly offset by gains from the sales of government bonds.
2.	Reflects adjustments to accrued incentive compensation based on a recent management decision to pay 2003 awards 100% in cash rather than a combination of cash and equity as originally planned.

LOAN PORTFOLIO,

CREDIT QUALITY &

CAPITAL

LOANS

Average Loans

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
OWNED
Commercial:
Commercial and Industrial - Domestic	$33,074	$34,816	$37,504	$39,306	$41,292	$36,154	$44,453
Commercial Real Estate - Domestic	9,671	10,275	10,530	10,825	10,997	10,322	11,450
International	9,721	10,386	11,115	11,468	12,194	10,667	14,251

Total Commercial Loans	52,466	55,477	59,149	61,599	64,483	57,143	70,154
Lease Financing - Domestic	10,538	10,554	10,568	10,950	10,983	10,651	11,375
Lease Financing - International	3,296	3,268	3,241	3,154	3,024	3,241	2,902

Total Leases	13,834	13,822	13,809	14,104	14,007	13,892	14,277

Total Commercial Loans and Leases	66,300	69,299	72,958	75,703	78,490	71,035	84,431

Consumer:
Home Equity	30,933	28,536	25,730	23,972	20,812	27,315	16,948
Residential Real Estate	19,484	16,281	14,766	12,662	8,938	15,818	7,530
Credit Card	6,440	5,454	5,377	5,913	6,007	5,796	5,598
Other Consumer	3,344	3,150	3,348	3,495	3,515	3,334	4,094
International	1,156	1,095	1,093	1,005	1,021	1,088	1,331

Total Consumer	61,357	54,516	50,314	47,047	40,293	53,351	35,501

Total Loans-Owned	127,657	123,815	123,272	122,750	118,783	124,386	119,932

SECURITIZED
Credit Card	9,322	9,336	9,373	9,845	10,389	9,467	10,042
Collateralized Loan Obligation	4,524	4,480	4,538	4,538	4,559	4,520	4,164
Lease Financing	535	574	605	630	672	586	678
Consumer Asset Finance	895	993	909	405	446	802	509

Total Securitized Loans	15,276	15,383	15,425	15,418	16,066	15,375	15,393

Total Managed Loans	$142,933	$139,198	$138,697	$138,168	$134,849	$139,761	$135,325

Total average loans-owned grew $3.8 billion from the third quarter. An analysis of the major changes by category follows:

❑	Residential mortgage loans grew $3.2 billion mainly reflecting portfolio purchases in connection with managing interest rate risk.

❑	Home equity loans grew $2.4 billion reflecting a continued emphasis on cross-selling this product to existing customers and the relatively low interest rate environment. The home equity portfolio has an average loan-to-value ratio of 59%, customers have an average FICO score of 763, and approximately two-thirds of the portfolio represents first liens on the property.

❑	Credit card receivables grew $1.0 billion mainly due to the acquisition of the Circuit City portfolio, which closed in mid-November, and a seasonal pick-up in volume.

❑	Domestic commercial and industrial loans declined $1.7 billion reflecting continued low customer demand.

❑	International loans and leases declined $0.6 billion due to further declines in Latin American loans, mainly Brazil and Argentina.

❑	All other loans/leases declined $0.5 billion (net) primarily reflecting a decline in commercial real estate loans.

Credit Cards - Domestic

Dollars in millions	Owned	Securitized	Managed *
December 31, 2003(1)
Period-end Receivables	$7,613	$9,319	$16,932
Average Receivables	6,440	9,322	15,762
Net Charge-offs	89.3	161.2	250.5
Delinquent Receivables	240.5	391.6	632.1
Charge-off Ratio (annualized)	5.50%	6.86%	6.31%
Delinquency Ratio	3.16	4.20	3.73

	Owned	Securitized	Managed *
September 30, 2003
Period-end Receivables	$5,457	$9,339	$14,796
Average Receivables	5,454	9,336	14,790
Net Charge-offs	80.7	171.5	252.2
Delinquent Receivables	181.5	396.4	577.9
Charge-off Ratio (annualized)	5.87%	7.29%	6.77%
Delinquency Ratio	3.33	4.25	3.91

*	Managed balances represent the aggregate of both owned and securitized credit card receivables.
(1)	December 31, 2003 includes the impact of the Circuit City portfolio acquisition on the Owned and Managed portfolios. Period ending and average receivables include $1,222mm and $582mm, respectively, related to this portfolio. During Q4’03, there were nominal charge-offs and at December 31 there were delinquent receivables of $124mm, which were purchased at a discount and carried at a nominal amount. Excluding the impact of this portfolio, the annualized charge-off ratio was 6.02% and 6.53% for the Owned and Managed portfolios, respectively. Similarly, the delinquency ratio would be 3.72% and 4.01% for the Owned and Managed portfolios, respectively.

CREDIT QUALITY

Events in Argentina have had a significant impact on the Corporation’s levels of nonperforming assets, credit losses and reserves. Below is an analysis of credit quality data for the most recent five quarters that isolates the impact of Argentina on the consolidated totals.

	2003				2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q
Nonperforming Assets
Argentina	$1,030	$1,199	$1,326	$1,461	$1,680
All other	927	1,141	1,277	1,512	1,779

Total	$1,957	$2,340	$2,603	$2,973	$3,459

Net Loan Charge-offs
Argentina	$(1)	$56	$78	$196	$157
All other	251	265	410	430	450

Total	$250	$321	$488	$626	$607

Reserve for Credit Losses
Argentina	$545	$547	$605	$681	$870
All other	2,529	2,581	2,593	2,725	2,994

Total	$3,074	$3,128	$3,198	$3,406	$3,864

Reserve/Loans
Argentina	31.78%	29.55%	29.70%	30.58%	36.07%
All other	1.99%	2.07%	2.13%	2.24%	2.54%

Total	2.38%	2.48%	2.58%	2.75%	3.21%
Net Loan Charge-offs/Average Loans
Argentina	NM	11.49%	14.42%	33.64%	23.86%
All other	.79%	.86%	1.36%	1.45%	1.54%

Total	.78%	1.03%	1.59%	2.07%	2.03%

Reserve/Nonperforming Loans
Argentina	75%	65%	63%	63%	68%
All other	298%	245%	212%	187%	173%

Total	195%	165%	146%	134%	129%

Nonperforming Assets/Related Assets
Argentina*	51.12%	54.40%	55.27%	55.96%	59.66%
All other	.73%	.92%	1.05%	1.24%	1.51%

Total*	1.51%	1.85%	2.09%	2.39%	2.86%

NM = Not Meaningful; Argentina had net recoveries of $1 million in 4Q’03.

*	Calculation includes Argentine securities.

The following tables present credit quality information for the Corporation’s loan portfolio over the most recent five quarters:

Nonperforming Assets (NPAs)

	2003				2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q
Nonaccrual Loans excluding Argentina
Commercial and Industrial - Domestic	$470	$661	$874	$1,078	$1,432
Commercial - International	241	243	179	200	139
Commercial Real Estate - Domestic	38	58	70	80	73
Consumer - Domestic	80	69	77	80	72
Consumer - International	20	21	25	19	11

Subtotal	849	1,052	1,225	1,457	1,727
Other Nonperforming Assets	78	89	52	55	52

Total Nonperforming Assets excluding Argentina	927	1,141	1,277	1,512	1,779
Argentina	1,030	1,199	1,326	1,461	1,680

Total Nonperforming Assets	$1,957	$2,340	$2,603	$2,973	$3,459

Nonperforming Assets Reconciliation

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Beginning Balance	$2,340	$2,603	$2,973	$3,459	$3,759	$3,459	$1,849
Additions	392	407	494	629	747	1,922	5,017
Reductions	(770)	(658)	(864)	(1,115)	(1,047)	(3,407)	(3,148)
NPAs Reclassified as Held for Sale or Accelerated Disposition	(5)	(12)	—	—	—	(17)	(259)

Ending Balance	$1,957	$2,340	$2,603	$2,973	$3,459	$1,957	$3,459

Note:	At December 31, 2003, assets held for sale or accelerated disposition had a net carrying value of $3 million, compared with $43 million at September 30, 2003. These assets are excluded from the NPA information presented above. Transfers of loans to assets held for sale or accelerated disposition are made in accordance with management’s intention to focus additional resources on their accelerated disposition.

Domestic NPA Portfolio

Stratification

	4Q 2003		4Q 2002
Range $ in MM	Amount $ in MM	# Loans	Amount $ in MM	# Loans
$75 & Up	$—	—	$244	2
$50 -to- $75	—	—	59	1
$25 -to- $50	27	1	228	7
$10 -to- $25	235	16	516	34
Less Than $10	380		571

Total Domestic NPAs	$642		$1,618

Rollforward of Reserve for Credit Losses

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Beginning Balance	$3,128	$3,198	$3,406	$3,864	$3,727	$3,864	$3,634
Provision for Credit Losses(1)	195	265	285	280	750	1,025	2,760

Net Loan Charge-offs, excluding Argentina
Charge-offs	324	338	479	490	512	1,632	2,336
Recoveries	(73)	(73)	(69)	(60)	(62)	(277)	(219)

Net Loan Charge-offs, excluding Argentina	251	265	410	430	450	1,355	2,117
Argentina Net Loan Charge-offs	(1)	56	78	196	157	329	343

Total Net Loan Charge-offs	250	321	488	626	607	1,684	2,460
Other	1	(14)	(5)	(112)	(6)	(131)	(70)

Ending Balance	$3,074	$3,128	$3,198	$3,406	$3,864	$3,074	$3,864

Ending Balance excluding Argentina	$2,529	$2,581	$2,593	$2,725	$2,994	$2,529	$2,994
Argentina Ending Balance(2)	545	547	605	681	870	545	870

1.	The 4Q’03 provision for credit losses of $195 million resulted in a $55 million reserve reduction. Excluding this reduction, the 4Q’03 provision would have been $250 million.
2.	The reserve for credit losses for Argentina was established in prior years. Each quarter, net chargeoffs and recoveries for Argentine loans are recorded against the reserve. The remaining reserve at December 31, 2003 is deemed adequate to cover expected losses from the Argentine portfolio in the future.

Summary of Credit-Related Costs

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Provision for Credit Losses	$195	$265	$285	$280	$750	$1,025	$2,760
Charges to Noninterest Income	(10)	—	30	30	50	50	68

Total Credit-Related Costs	$185	$265	$315	$310	$800	$1,075	$2,828

Net Charge-Offs

	2003				2002	2003	2002
Dollars in millions	4Q	3Q	2Q	1Q	4Q	Full Year
Net Charge-offs excluding Argentina
C & I Loans and Leases	$36	$132	$292	$275	$276	$733	$1,618
International	101	29	23	41	81	194	125
Commercial Real Estate	(1)	—	6	9	4	15	9

Total Commercial	136	161	321	325	361	942	1,752
Credit Card	89	81	68	77	63	316	258
Other Consumer	20	17	16	18	18	71	79
International	6	6	5	9	8	25	28
Residential	—	—	—	1	—	1	—

Total Consumer	115	104	89	105	89	413	365

Total Net Loan Charge-offs excluding Argentina	251	265	410	430	450	1,355	2,117
Argentina	(1)	56	78	196	157	329	343

Total Net Loan Charge-offs	250	321	488	626	607	1,684	2,460
Charges to Noninterest Income	(10)	—	30	30	50	50	68

Total Net Charge-offs	$240	$321	$518	$656	$657	$1,734	$2,528

Note:	The increase in international commercial chargeoffs between 3Q’03 and 4Q’03 mainly relates to chargeoffs taken on a large international credit.

CAPITAL

Capital and Share Data

	2003				2002
Dollars in millions, except per share data	4Q	3Q	2Q	1Q	4Q
Common Equity	$18,009	$17,323	$17,167	$16,861	$16,562
Total Stockholders’ Equity	18,280	17,594	17,438	17,132	16,833
Tier 1 Capital *	16,476	15,734	15,222	15,254	15,049
Total Capital *	22,136	21,479	21,128	21,361	21,399
Market Capitalization	46,463	31,738	31,220	25,037	25,449

Tangible Common Equity/Assets	6.87%	6.65%	6.54%	6.29%	6.40%
Total Equity/Assets	9.13	8.96	8.85	8.60	8.84
Tier 1 Capital Ratio *	8.91	8.64	8.35	8.36	8.24
Total Capital Ratio *	11.98	11.79	11.60	11.71	11.72
Leverage Ratio *	8.67	8.38	7.96	8.03	8.27

Book Value Per Share	$16.94	$16.46	$16.32	$16.04	$15.78
Shares Outstanding, period-end (in millions)	1,063.1	1,052.6	1,052.1	1,051.3	1,049.8
Average Diluted Shares Outstanding (in millions)	1,064.4	1,052.7	1,050.8	1,048.4	1,047.3

*	4Q 2003 are estimates

At December 31, 2003, FleetBoston exceeded all regulatory required minimum capital ratios, and its banking subsidiaries were considered well capitalized according to regulatory guidelines.

Common Stock Data

	2003				2002	2003	2002
	4Q	3Q	2Q	1Q	4Q	Full Year
Stock Price at End of Period	$43.65	$30.15	$29.71	$23.88	$24.30	$43.65	$24.30
High Closing Price for the Period	43.65	31.54	31.15	27.64	27.49	43.65	37.21
Low Closing Price for the Period	31.18	29.35	24.55	21.98	17.75	21.98	17.75

Dividend declared	.35	.35	.35	.35	.35	1.40	1.40
Dividend paid	.35	.35	.35	.35	.35	1.40	1.40

FleetBoston Financial (FBF) is traded on the NYSE and the Boston Stock Exchange with total equity of $18.3 billion and a book value per share of $16.94 at December 31, 2003.

REVIEW OF

BUSINESS LINE

RESULTS

2003 Highlights

❑	Reported earnings for 2003 were $2.45 per share, which represented a 119% increase from 2002

❑	Core Domestic Businesses: Personal Financial Services

•	Low cost core deposits up 13% over 2002

•	Home equity loan portfolio up $10 billion to $31 billion from the end of 2002

•	Products per household rose to 3.8 and have grown in every market over last year

•	Total retail & small business accounts up 5% over last year

•	The 12 month rolling retail customer attrition rate declined 40 basis points to 15.6% from last year

•	Number of active HomeLink (our home banking product) customers up 19% over the past year

•	Quick & Reilly transformation to a Full-Advice Model completed

•	Expanded presence in Philadelphia area by announcing the acquisition of Progress Financial

❑	Core Domestic Businesses: National/Regional Commercial Financial Services & Inv. Mgmt.

•	Revenue per commercial customer increased 7% in the past year

•	Cross-sell fees grew 8% in 2003 from a year ago

➢	Corporate Finance/FX/Derivative fees up 10%

➢	Trade Services up 12%

➢	Investment Management up 12%

➢	Cash Management & Deposit fees up 4%

•	Low cost core deposits up 30% over 2002

•	Number of “credit-only” relationships has declined to 12%

•	For the fourth consecutive year, the U.S. Small Business Administration recognized Fleet as one of the top five providers of SBA loans in the nation

•	Domestic assets under management rose to $160 billion at December 31, 2003 from $143 billion at the end of 2002

•	In October, Columbia Management Group selected ‘Columbia’ as the consistent brand name for all Liberty and Columbia mutual funds and related businesses

❑	Significant improvement in risk profile:

•	Total nonperforming assets declined 43% from a year ago to $1.96B and are down 50% from peak in ‘02

•	Argentine nonperforming assets declined to $1.0B at the end of 2003 from $1.7B at the end of 2002

•	Loss rate on overall loan portfolio declined to 78 basis points in Q4’03 vs. 203 basis points in Q4’02 and total credit costs in 2003 were $1.1 billion vs. $2.8 billion in 2002

•	Completed corporate program to reduce targeted credit exposures

•	Composition of managed loan portfolio in Q4’03 was consumer 49%, commercial 41%, and international 10% versus Q4’02 of consumer 37%, commercial 51%, and international 12%

•	Reduced Latin American exposure. Total assets in Brazil declined to $8.1B from $9.1B at the beginning of the year and total assets in Argentina declined to $2.7B from $3.7B at the beginning of the year.

•	Principal Investing assets declined to $3.0 billion at the end of 2003 from $3.4 billion at the end of 2002 and the business returned to profitability in the second half of 2003

•	Tangible common ratio rose to 6.87% at December 31, 2003 compared with 6.40% at the end of 2002; excess capital at the end of 2003 was approximately $1.7 billion (given a targeted tangible common ratio of 5.75% to 6.25%).

Line of Business Results: Total Company

Net Income

LINE OF BUSINESS RESULTS

Line of business results are monitored by an internal profitability measurement system. Business line earnings are subject to periodic restatements based on modifications to management accounting rules, profitability measurement system enhancements and organizational changes. The business line financials presented herein conform to the organizational hierarchy that was announced during the second quarter, which includes the Corporation’s three major business lines, Personal Financial Services, National Commercial Financial Services and Regional Commercial Financial Services & Investment Management, as well as Capital Markets and International Banking.

Line of Business Earnings Summary

	Net Income (Loss)		Quarterly Results Revenue		Return on Equity
Dollars in millions	4Q’03	3Q’03	4Q’03	3Q’03	4Q’03	3Q’03
Personal Financial Services	$282	$260	$1,439	$1,377	23%	22%
National CFS	233	214	681	638	21	19
Regional CFS and Investment Management	122	116	626	614	15	14
International Banking	35	49	294	274	11	16
Capital Markets	18	44	81	135	5	12
All Other	42	(8)	(54)	(104)	nm	nm
Discontinued Operations	—	—	na	na	nm	nm

Total FleetBoston	$732	$675	$3,067	$2,934	16%	16%

	Year Ended December 31
	Net Income (Loss)		Revenue		Return on Equity
Dollars in millions	2003	2002	2003	2002	2003	2002
Personal Financial Services	$1,016	$1,047	$5,536	$5,457	21%	23%
National CFS	826	766	2,574	2,585	18	13
Regional CFS and Investment Management	444	492	2,446	2,504	13	14
International Banking	112	(381)	988	586	9	nm
Capital Markets	(11)	(59)	239	251	nm	nm
All Other	168	(341)	(245)	136	nm	nm
Discontinued operations	43	(336)	na	na	nm	nm

Total FleetBoston	$2,598	$1,188	$11,538	$11,519	15%	7%

PERSONAL FINANCIAL SERVICES

A. Profile

•	Nearly 5.4 million retail households & over 500,000 small businesses

•	Leading position in 4 of the top 6 states based on per capita income

•	30% household share in New England

•	1,459 Stores & 3,453 ATMs

•	85 Fleet Investor Centers staffed with over 900 brokers

•	Approximately 1,500 Investment Advisors selling within our stores

B. Comparative Data

	2003		Change
Dollars in millions	4Q	3Q
Net Income
Consumer Banking	$183	$184	$(1)
Small Business	34	35	(1)
Credit Card	65	41	24

Total	$282	$260	$22
Revenues
Consumer Banking	$795	$785	$10
Small Business	144	141	3
Credit Card	500	451	49

Total	$1,439	$1,377	$62
ROE	23%	22%	100	bp
Average Loans (Managed)
Credit Card	$15,762	$14,790	$972
Home Equity (excl. Resi Mortgages which are carried in Treasury)	30,703	28,343	2,360
Other	4,892	4,778	114

Total	$51,357	$47,911	$3,446

C. Analysis of Results (4Q’03 vs. 3Q’03)

Personal Financial Services earned $282 million for the quarter which represents an increase of $22 million or 8% over the prior quarter. The impact of the Circuit City credit card portfolio purchase and higher seasonal business volumes contributed to these positive results. Consumer results were impacted by increased advertising expenditures.

REGIONAL COMMERCIAL FINANCIAL SERVICES

and INVESTMENT MANAGEMENT

A. Profile

•	30,000 Commercial Customers

•	30% Market Share in Northeast of commercial customers with $10 million to $500 million of sales

•	224,000 High Net Worth Consumer Customers

•	Core/Target Commercial Clients: Small to mid-size firms ($2MM-$500MM), Healthcare, Non-Profit, Professional Services, Government

•	Key Solutions: Credit, Cash Management, Trade Services, Asset Management, Personal Financial Planning

•	#1 in middle market and small business in the Northeast

•	#1 in cash management in the northeast

•	#2 in middle market syndications

•	#4 issuer of Commercial Letters of Credit

•	Columbia Management Group is a Top 30 Global Asset Manager

➢	$160 billion in Assets Under Management

B. Comparative Data

	2003		Change
Dollars in millions	4Q	3Q
Net Income
Regional Commercial Financial Services	$71	$77	$(6)
Investment Management	51	39	12

Total	$122	$116	$6

Revenues
Regional Commercial Financial Services	$335	$336	$(1)
Investment Management	291	278	13

Total	$626	$614	$12

ROE	15%	14%	100bp

Average Loans (Managed)
Regional Commercial Financial Services	$13,575	$14,278	$(703)
Investment Management	3,722	3,907	(185)

Total	$17,297	$18,185	$(888)
Domestic Assets Under Management (in billions )	$160	$152	$8
Product Revenues
Cash Management & Deposit Fees	$50.4	$52.3	$(1.9)
Corporate Finance Fees	4.4	9.6	(5.2)
Trade Services	13.6	12.7	0.9
FX & Derivatives	19.1	18.9	0.2
Investment Products	4.4	4.3	0.1

Total	$91.9	$97.8	$(5.9)

C. Analysis of Results (4Q’03 vs.3Q’03)

Regional Commercial Financial Services and Investment Management earned $122 million in the current quarter which represents an increase of $6 million or 5% over the prior quarter. The Investment Management business benefited from increased flows into mutual funds and improvements in the equity markets while Regional Commercial Financial Services’ earnings declined as a result of lower investment banking fees and increased initiative expenditures.

NATIONAL COMMERCIAL FINANCIAL SERVICES

A. Profile

•	60,000 Customers

•	Core/Targeted Clients: National Mid-Cap, Asset-Based, Leasing, Real Estate, Financial Institutions

•	Key Solutions: Credit, Capital Markets, FX/Derivatives, Leasing, Cash Management

•	# 2 bank-owned leasing company

•	# 2 real estate lead arranger

•	Top 3 bank-owned asset based lender

•	Top 3 non-investment-grade lead arranger

B. Comparative Data

	2003		Change
Dollars in millions	4Q	3Q
Net Income
Specialized Finance	$165	$151	$14
National Banking	68	63	5

Total	$233	$214	$19
Revenues
Specialized Finance	$466	$433	$33
National Banking	215	205	10

Total	$681	$638	$43
ROE	21%	19%	200bp
Average Loans (Managed)
Specialized Finance	$35,269	$36,064	$(795)
National Banking	9,182	10,108	(926)

Total	$44,451	$46,172	$(1,721)
Product Revenues
Cash Management & Deposit Fees	$58.0	$59.3	$(1.3)
Corporate Finance Fees	61.6	58.6	3.0
Trade Services	33.8	32.6	1.2
FX & Derivatives	24.6	27.8	(3.2)
Investment Products	6.5	5.6	0.9

Total	$184.5	$183.9	$0.6

C. Analysis of Results (4Q’03 vs. 3Q’03)

National Commercial Financial Services earned $233 million in the current quarter, compared to $214 million in the prior quarter an increase of $19 million. The unit benefited from a higher level of leasing revenue and corporate finance fees combined with reduced investment writedowns. Lower demand for commercial loans continued to impact fourth quarter results.

International Banking

	Quarterly Results
	Net Income		Revenue		Return on Equity
Dollars in millions	4Q’03	3Q’03	4Q’03	3Q’03	4Q’03	3Q’03
Brazil	$16	$27	$131	$140	14%	22%
Argentina	4	2	76	45	4	2
Other International Units	15	20	87	89	18	24

Total International Banking	$35	$49	$294	$274	11%	16%

International Banking earned $35 million in the fourth quarter of 2003 compared to $49 million in the prior quarter. Argentina earned $4 million in the current quarter versus $2 million in the prior quarter. Although results were essentially flat, there were a number of significant changes. Government mandated indexation adjustments and the sale of a government compensation bond favorably impacted the results but were offset by charges taken in the quarter related to branch closings. Brazil earned $16 million in the fourth quarter of 2003 compared with $27 million in the prior quarter. The decline was mainly the result of narrower spreads from the declining interest rate environment and a lower volume of earning assets. In addition, expenses increased as a result of mandatory wage adjustments and the impact of a strengthening local currency on reported dollar amounts.

Capital Markets

	Quarterly Results
	Net Income		Revenue		Return on Equity
Dollars in millions	4Q’03	3Q’03	4Q’03	3Q’03	4Q’03	3Q’03
Fleet Specialist/Execution & Clearing	$10	$15	$66	$78	7%	12%
Principal Investing	8	29	15	57	3	12

Total Capital Markets	$18	$44	$81	$135	5%	12%

The Capital Markets businesses earned $18 million in the fourth quarter of 2003 compared to $44 million in the prior quarter. Principal Investing earned $8 million in the current quarter compared to $29 million in the prior quarter due to lower portfolio gains that were partially offset by lower writedowns in the current quarter. Fleet Specialist/Execution & Clearing earned $10 million in the current quarter versus $15 million in the prior quarter as unfavorable market conditions continue to impact the Specialist business.

************

All Other includes transactions not allocated to the principal business lines and the residual impact of methodology allocations, as well as the business activities of the Treasury unit, which is responsible for managing the Corporation’s securities and residential mortgage portfolios, balance sheet management functions and wholesale funding.

Q4’03 CORE DOMESTIC BUSINESS HIGHLIGHTS

Our Consumer Brand Promise: Fleet helps me make smarter decisions with my money so I can move forward with confidence.

Our Commercial Brand Promise: Fleet provides me with an expert ally whose ideas and solutions will fuel my growth and drive my success

Growth during 4Q’03

•	Low cost core commercial deposits up $2.1B (or 27% annualized) from last quarter.

•	Low cost core consumer deposits up $1.0B (or 6% annualized) from last quarter.

➢	See graphs on pages 37 and 38 for trends in core deposits

•	Growth in Home Equity lending remains solid and continues to come predominately from customers refinancing mortgages into our first lien products. As of November ‘03:

➢	67% of Home Equity outstandings are in a first lien position; up from 58% a year ago.

➢	The average/weighted Loan-to-Value of the Home Equity portfolio is 59%.

➢	The average/weighted FICO score of the Home Equity portfolio is 763

•	Products per household have grown in every state and every market over last year and now total 3.8 per household.

➢	Product Penetration (% of Fleet retail households with the following products as of November ‘03)

•	Active Online (HomeLink) account 24% (vs. 20% last year)

•	Credit Card 26% (vs. 22% last year)

•	Home Equity Line/Loan 12% (vs. 9% last year)

•	Brokerage account 11% (vs. 10% last year)

•	Mutual Fund sales through third parties totaled $4.1B in the quarter, up 14% compared to last quarter and up 55% from the same quarter of last year.

•	Excluding money market accounts, Columbia Management Group experienced positive net inflows into mutual funds during the quarter of $1.2B. Our top performing Wanger Acorn and Columbia High Yield funds continue to drive this success.

•	In Q4, average daily retail trades in brokerage accounts increased 7% compared to the prior quarter to 21M trades/day. Compared to the same period last year, trades increased 20%.

•	Total commercial customers using Capital Markets (FX, Derivatives & Corporate Finance) is up 13% over last year.

Operating Results: Comparison to Prior Year

•	The low interest rate environment continues to restrain the earnings of Personal Financial Services (PFS) as the value of deposit balances has declined. Had deposit spreads remained unchanged from last year, Q4’03 earnings would have grown by 12% over Q4’02.

Improving Customer Service

•	HomeLink, our award-winning online banking product, introduced two new features during the quarter, which were among the most requested features by current users. Customers now have access to daily account balance information as well as the ability to view cancelled check images (both front & back) online.

•	More than 200 Private Client and Columbia Management Group (CMG) customers and prospects participated in a Client Market Commentary conference call this quarter. Topics covered included the current market outlook, a view on the technology sector’s recovery, year-end gift-giving strategies, and client investment strategies.

•	The first class of 36 Six Sigma Black Belts graduated this quarter and continued to lead their project teams working on over 60 projects throughout the company designed to enhance customer and employee satisfaction, drive revenue, and increase operating efficiency.

•	To date, more than 94,000 people have visited our Smarter Decisions with Fleet website. The site provides customers with articles, tools, and resources to help them master the basics of money management and assists them in achieving their financial goals.

•	During Q3’03, employees who recognized Gold Star Service from their co-workers made approximately 18,000 Gold Star recognition nominations. From this list, 200 Shining Star awards were made last month.

Other Growth Initiatives

•	During the quarter, Columbia Management Group officially launched the Columbia brand to clients in the retail channel by changing all Liberty-branded funds to Columbia.

•	In November, Fleet acquired a credit card portfolio from Circuit City Stores, Inc. with receivables in excess of $1 billion. The transaction was essentially a financial transaction as the portfolio was purchased at a discount, which is expected to improve the overall returns on our national card portfolio.

•	Using Six Sigma methodology to take a comprehensive look at Fleet’s returned mail process, a cross-functional team from Consumer Account Services, Fleet Credit Card, Columbia Management Group, US Clearing, and Quick & Reilly, recently launched a project that is expected to reduce returned mail by 33% with expense savings of over one million dollars annually.

Electronic Banking

•	76% of total ATM/Debit card customers are enrolled in HomeLink.

•	Number of active HomeLink customers up 19% over the past year; currently growing at 16M customers per month. Average daily logins during the quarter were 318M, up 25% from last year.

•	Active HomeLink customers with Bill Pay increased to 414M by year-end 2003; up 17% from 2002.

•	Active HomeLink customers made 2.7 million bill-payments in Dec ‘03; up 15% from a year ago.

•	144M HomeLink customers also have a linked Quick & Reilly account; growing by 3.7M accounts per month.

ARGENTINA

I. Comparative Financial Information

	4Q’03	4Q’02	4Q’01
A. Balance Sheet (in billions) (1)
Assets	$2.7	$3.7	$9.3
Securities	.3	.4	.3
Loans
Commercial	1.2	1.9	4.5
Consumer	.3	.3	1.8
Sovereign	.2	.2	.4

Total Loans	1.7	2.4	6.7
Loan Loss Reserves (2)	.5	.9	.9
Reserve for ongoing court-ordered deposit reimbursement	.1	—	—
Deposits	1.4	1.3	4.4

(1)	Declines in assets and deposits from 4Q’01 were due mainly to pesofication, weakening of the local currency, and chargeoffs.
(2)	The reserve totals shown reflect charges taken in 2Q’02 and 4Q’01 as well as the portion of the general reserve for credit losses that has been allocated to Argentina. Credit losses are charged against the reserve.

B. Income Statement (in millions) (3)
Net Interest Revenue	$37	$15	$122
Noninterest Income	39	(36)	(1)
Expenses	69	37	102
Provision for Credit Losses	—	—	749
Charges (4)	—	—	(325)
Net Income (Loss)	4	(36)	(634)

(3)	Compared to 4Q’01 revenue and expense levels were affected by a weaker local currency. Revenue levels were also affected by a significant increase in nonperforming assets and new government policies. The credit loss provision has been zero since 4Q’01 as all credit losses have been charged against the reserves established in prior years. The improvement in net interest revenue between 4Q’02 and 4Q’03 reflects the impact of a government-mandated indexation adjustment on consumer loans. The improvement in noninterest income between 4Q’02 and 4Q’03 reflects a $22 million gain on sales of compensation bonds and the absence of foreign exchange losses on deposits released via judicial decree since these losses have been charged against the reserve for ongoing court–ordered deposit reimbursement established in Q2’03. Expenses in 4Q’03 include severance and other charges for streamlining operations and modifying the bank’s retail strategy. In addition, expenses increased from 4Q’02 due to the impact of local currency revaluation and higher levels of sales taxes.
(4)	4Q’01 charges include $200 million for pesofication and $125 million for securities writedowns.

C. Credit Quality (in millions) (5)
NPAs	$1,030	$1,680	$263
Net Chargeoffs (recoveries)	(1)	157	39

(5)	The growth in NPAs between 4Q’01 and 4Q’02 is mainly due to a higher level of commercial loan NPAs and the placement of all sovereign loans and securities on nonaccrual; $.3 billion of the Q4’03 and $.4 billion of the Q4’02 NPAs are securities and the remainder are loans. The decline in NPAs between 4Q’02 and 4Q’03 is mainly due to chargeoffs, sales and collections. Q4’03 net recovery reflected lower gross charge-offs and recoveries from asset sales.

D. Estimated Cross-border (in billions)
Trade-Related	$.3	$.4	$1.0
Other	1.0	1.9	3.8

Sub-total	1.3	2.3	4.8
Risk Mitigation:
Guarantees	(.1)	(.3)	(.7)
Insurance	(.4)	(.5)	(.8)

Net Total	$.8	$1.5	$3.3

II. Other Information

•	4Q’03 GDP rose 9.1% vs. 4Q’02.

•	Balance sheet translated at 12/31/03 exchange rate of 2.93 pesos per dollar vs. 3.36 at 12/31/02.

•	Total translation gains for 2003 were $26 million (after-tax); translation losses were $358 million (after-tax) for all of 2002. Translation gains/losses are recorded directly to stockholders’ equity, net of tax.

BRAZIL

I. Comparative Financial Information

	4Q’03	4Q’02	4Q’01
A. Balance Sheet (in billions) (1)
Assets	$8.1	$9.1	$12.0
Securities	.4	.8	1.9
Loans (2)
Commercial	4.3	5.1	6.9
Consumer	.4	.2	.4

Total Loans	4.7	5.3	7.3

(1)	The decline in asset levels since 4Q’01 is mainly due to risk reduction measures.
(2)	Approximately $300 million of the Corporation’s loan loss reserve has been allocated to Brazil at December 31, 2003, compared to $350 million at December 31, 2002.

B. Income Statement (in millions) (3)
Net Interest Revenue	$77	$98	$124
Noninterest Income	54	41	60
Expenses	97	75	85
Provision for Credit Losses	9	5	8
Net Income	16	37	57

(3)	Revenues and earnings are down since 4Q’01 due to balance sheet downsizing, a decline in local interest rates, and a reduction in currency and interest rate risk positions. Expenses increased between 4Q’02 and 4Q’03 due to the impact of local currency revaluation, mandatory wage increases on union contract employees and service contracts renewed at prices adjusted by inflation.

C. Credit Quality (in millions) (4)
NPAs	$172	$63	$18
Net Chargeoffs	80	9	5

(4)	The increase in NPAs from prior years is mainly due to a few large utility and other credits. 4Q’03 included a large chargeoff on one credit.

D. Estimated Cross-border (in billions)
Trade-Related	$2.5	$3.1	$3.6
Other	2.4	3.2	4.8

Sub-total	4.9	6.3	8.4
Risk Mitigation:
Guarantees from parent companies	(.7)	(1.0)	(1.1)
Insurance	(.7)	(1.0)	(1.1)
Guarantees from funding providers	(.5)	(.8)	(2.1)
Other trade-related risk mitigation	(1.3)	(1.3)	(1.6)

Net Total (5)	$1.7	$2.2	$2.5

(5)	Included in the cross-border totals, net of risk mitigation, were non-trade-related outstandings of $.1 billion in 4Q’03 and 4Q’02, and $.8 billion in 4Q’01.

II. Other Information

•	Local currency (“real”) was 2.89 per dollar at December 31, 2003 vs. 3.53 at December 31, 2002.

•	Annualized inflation declined to 9.2% in 4Q’03 vs. 12.5% in 4Q’02.

•	Central Bank lowered its benchmark rate three times during 4Q’03 from 20% to 16.5% (100 basis points in 10/03; 150 basis points in 11/03 and 100 basis points in 12/03).

•	Brazil’s GDP expected to grow between 3.5% and 4.1% in 2004.

•	FleetBoston’s Brazilian operation remitted capital to the US of $148 million in 4Q’03.

Principal Investing Portfolio

	2003		Change	2002
Dollars in millions, except Portfolio Carrying Value	4Q	3Q		4Q
Portfolio Carrying Value (in billions)	$3.0	$3.1	(3)%	$3.4
Capital Drawdowns - Funds	87	88	(1)	122
New Money Invested - Directs	3	4	(25)	23

Total Capital Contributions and New Money Invested	90	92	(2)	145
Net Realized Gains and Losses on Direct investments	46	110	(58)	107
Writedowns, Equity Accounting and Other	(4)	(17)	76	(193)

Net Writedowns/Realized Gains	42	93	55	(86)
Net Unrealized Gains on Direct investments in Public Companies	$9	$15	(40)	$15

Portfolio by Industry	Direct	Primary Funds*	Direct Portfolio Data
			Geographic Breakdown		Aging of Portfolio
Manufacturing and Distribution	28	19%	United States	83%	2003	2%
Consumer / Retail	22	10	Europe	13	2002	3
Communication	13	8	Other	4	2001	8

Healthcare	9	10	Total	100%	2000	39

Information Technology	8	10			1999	16
Financial Services	6	5			<1998	32

Media / Entertainment	5	11			Total	100%

General Services	5	11
Real Estate	3	7
Energy	1	3
Other	—	6

Total	100	100%

*	Information is based on an analysis of the individual investments held by the various funds. The analysis is based on data that is one or two quarters in arrears. Includes primary and secondary fund data.

This release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. These risks and uncertainties include, among other things, (1) the Bank of America/FleetBoston merger does not occur, or does not close within the expected time frame; (2) expected cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) costs or difficulties related to the integration of the businesses of Bank of America and FleetBoston may be greater than expected; (5) changes in general political and economic conditions, either domestically or internationally; (6) continued economic, political and social uncertainties in Latin America; (7) developments concerning credit quality, including the resultant effect on the levels of the provision for credit losses, nonperforming assets, net charge-offs and reserve for credit losses of FleetBoston or the combined company; (8) continued weakness in domestic commercial loan demand, and the impact of that weakness on the corporate lending activities of FleetBoston or the combined company; (9) changes in customer borrowing, repayment, investment and deposit practices; (10) interest rate and currency fluctuations, equity and bond market fluctuations and inflation; (11) changes in the mix of interest rates and maturities of interest earning assets and interest bearing liabilities of FleetBoston or the combined company; (12) developments concerning the global capital markets and the resultant impact on the principal investing and other capital markets-related businesses of FleetBoston or the combined company and the wealth management and brokerage businesses of FleetBoston or the combined company, as well as the availability and terms of funding necessary to meet FleetBoston’s or the combined company’s liquidity needs; (13) changes in competitive product and pricing pressures within the markets of FleetBoston or the combined company; (14) legislative or regulatory developments, including changes in laws or regulations concerning taxes, banking, securities, capital requirements and risk-based capital guidelines, reserve methodologies, deposit insurance and other aspects of the financial services industry; (15) changes in accounting rules, policies, practices and procedures; (16) legal and regulatory proceedings and related matters with respect to the financial services industry, including those directly involving FleetBoston, the combined company and their respective subsidiaries; (17) the effectiveness of instruments and strategies used to hedge or otherwise manage exposure to various types of market and credit risk; and (18) the effects of terrorist activities or other hostilities, including geopolitical stresses in the Middle East and other areas. For further information, please refer to FleetBoston’s reports filed with the SEC.